Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan
770/425-7877 phone
investorrelations@exide.com
Exide Technologies Reports Fully Diluted Earnings Per Share of $.25 for the Third Fiscal Quarter
ALPHARETTA, Ga., February 6, 2008 (PrimeNewswire via COMTEX News Network) – Exide Technologies (Nasdaq:XIDE) (www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2008 third quarter, which ended December 31, 2007.
Consolidated Results
Consolidated net sales for the fiscal 2008 third quarter were $1.04 billion; an increase of $272 million over the comparable prior year period. Excluding the approximate $75 million impact of favorable foreign exchange rates, net sales increased by $197 million. Continued pricing actions were implemented in all business segments to offset lead costs which reached historic highs during the fiscal third quarter. While volume in the aggregate was down slightly, the two Americas’ segments enjoyed strong volume growth.
The Company reported net income for the 2008 quarter of $19.3 million or $0.25 per share as compared with a net loss of $11.2 million or ($0.18) per share in the comparable 2007 quarter. The prior year quarter included an after-tax impairment charge of $9.2 million included in Other income (expense), relating to a former manufacturing facility held for sale.
Gross profit in the fiscal 2008 third quarter amounted to $165.8 million versus $129.7 million in the fiscal 2007 period reflecting higher prices somewhat offset by higher lead costs and the impact of lower volume in our European and ROW segments. Selling, general and administrative costs increased $10.5 million quarter-over-quarter, of which, approximately $8 million results from the strengthening of foreign currencies, principally the Euro, the British Pound and the Canadian and Australian dollars. The Company also continues to increase marketing spending to achieve greater brand recognition for targeted growth.
Adjusted EBITDA for the third quarter of fiscal 2008 aggregated $75 million a 39% increase over the $54.1 million reported for the fiscal 2007 third quarter. Gordon Ulsh, President and CEO stated, “we are proud of this, our seventh consecutive quarter of solid year-over-year earnings growth, which comes in light of continued strong headwinds in the form of record lead costs and escalating costs of other energy related expenses, including fuel, polypropelene and utility costs. Rest assured, the management team and our worldwide employee base will continue to implement further operational improvements as we close out our fiscal 2008.”
For the nine months ended December 31, 2007, net sales were $2.67 billion compared with $2.13 billion in the first nine months of fiscal 2007. A weaker dollar against most foreign currencies accounted for approximately $147 million of the increase. The net loss for the nine month period ended December 31, 2007 was $31.2 million or ($0.47) per share and compared with a net loss of $84.2 million or ($2.15) per share in the comparable prior year period. Included in the current year net loss is a non-cash tax charge of $16.7 million resulting from an adjustment of the Company’s net deferred tax asset in Germany to recognize the impact of lower corporate tax rates and a $21.3 million loss on early extinguishment of debt. Restructuring costs were $6.3 million and $22.2 million for the nine months ended December 31, 2007 and 2006, respectively. The higher restructuring costs in fiscal 2007 were driven by the closure of our Transportation battery plants in Shreveport, LA and Wellington, New Zealand as well as salaried headcount reduction initiatives in Europe. Current year restructuring expenses are the result of continued salaried reduction initiatives, principally in Europe as well as ongoing costs associated with closed facilities. Prior year results were also adversely affected by the loss on sale/impairment of fixed assets in the amount of $16.7 million and included in Other income (expense). This was the result of the above-described plant closures and the fiscal 2007 third quarter impairment charge of $9.2 million.
Adjusted EBITDA for the first nine months of fiscal 2008 amounts to $164.0 million versus $114.7 million in the comparable fiscal 2007 period, a 43% improvement. In addition, the Company had positive EBIT of $64.0 million for the nine months ended December 31, 2007 versus an EBIT loss of $14.6 million in the comparable period of fiscal 2007.

Earnings (loss) per share for the three and nine months ended December 31, 2007 and 2006 were impacted by the higher weighted average shares outstanding as a result of the Company’s two rights offerings in September 2007 and September 2006 and the $50 million private placement in September 2006. These offerings resulted in the issuance of 14 million shares and 35.7 million shares in September 2007 and September 2006, respectively.
Transportation Segments
Net sales in the third quarter of fiscal 2008 for the Company’s combined Transportation segments increased by $138.5 million ($179.3 million inclusive of favorable foreign exchange) or 29% compared with the fiscal 2007 third quarter. Increased pricing in all markets and major channels was the primary driver of increased sales as an approximate 6% increase in unit volume in the Americas offset an approximate 10.5% unit volume decline in Europe and ROW. For the year to date period, net sales increased by $287.2 million (excluding favorable currency) to $1.65 billion.
Adjusted EBITDA in the third quarter of fiscal 2008 for the combined Transportation segments aggregated $52.9 million as compared with $36.9 million in the comparable fiscal 2007 period. For the nine months year-to-date, Adjusted EBITDA was $126.3 million, 64% higher than the $77.1 million reported in the fiscal 2007 nine month period. Mr. Ulsh stated, “we continue to realize pricing in excess of lead and other commodity cost increases, solid plant and distribution performance and contained S,G&A spending relative to sales. We are also pleased with the continued strong unit volume increases in the Americas along with what appears to be an acceleration of quoting activity in the North American aftermarket channels.”
Industrial Energy Segments
For the fiscal 2008 third quarter, net sales of our combined Industrial Energy segments were $391.9 million as compared with $298.8 million in the prior year’s third quarter. Excluding $34.6 million resulting from the effects of favorable foreign exchange, net sales increased by $58.5 million or 20%. Strong volume in our Americas business, principally in network power, and pricing in all markets were the key drivers of this increase. For the year-to-date fiscal 2008 period, net sales for our combined Industrial Energy segments increased by $98.6 (excluding the effects of favorable foreign exchange) to $1.02 billion on lead related price increases partially offset by slightly lower volume.
Adjusted EBITDA for the current year’s third fiscal quarter amounted to $29.7 million for the combined Industrial Energy business; $3.1 million more than the

$26.6 million reported for the comparable period of fiscal 2007. On a year-to-date basis, Adjusted EBITDA for the combined segments was $63.4 million, $4.2 million lower than the comparable prior year period. “We continued to work through many of the European historic quarterly escalator provisions during our fiscal third quarter, and although we have made some progress, our pricing initiatives in our European Industrial Energy business are still not fully compensating us for the dramatically higher lead costs. We continue to focus on this issue,” said Mr. Ulsh.
Unallocated Corporate Costs
Unallocated corporate costs included in Adjusted EBITDA aggregated $7.6 million and $25.7 million for the three and nine months ended December 31, 2007, respectively. This compares with $9.4 million and $30.0 million for the comparable periods in fiscal 2007. Reductions in expenses for these periods are principally the result of lower professional fees.
The Company, as it has indicated in the past, uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company’s operational performance and excludes the nonrecurring impact on the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company’s Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales, and the loss on early extinguishment of debt. See the reconciliations of net income (loss) to Adjusted EBITDA in the attachments to this release.
Conference Call
The Company previously announced that it will hold a conference call to discuss its results on February 7, 2008 at 10:00 a.m. Eastern Standard Time.
Dial-in number for US/Canada: (877) 563-6439
Dial-In number for international callers: (706) 758-9457
Conference ID: 10271572
About Exide Technologies:
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
The Exide Technologies logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3300
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) the Company’s exposure to fluctuations in interest rates on its variable debt, (x) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xi) general economic conditions, (xii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xiii) the Company’s reliance on a single supplier for its polyethylene battery separators, (xiv) the Company’s ability to successfully pass along increased material costs to its customers, and (xv) the Company’s significant funding of pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year 2007 and its most recent interim report filed with the SEC because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share data)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
NET SALES	$1,042,047	$769,743	$2,666,377	$2,133,232
COST OF SALES	876,214	640,038	2,251,527	1,788,447

Gross profit	165,833	129,705	414,850	344,785

EXPENSES:
Selling, marketing and advertising	76,435	67,336	213,068	201,786
General and administrative	43,623	42,263	126,893	124,650
Restructuring	1,652	6,299	6,334	22,222
Other (income) expense, net	(6,446)	3,737	(20,507)	6,448
Interest expense, net	21,697	22,814	64,320	67,742
Loss on early extinguishment of debt	—	—	21,342	—

	136,961	142,449	411,450	422,848

Income (loss) before reorganization items, income taxes, and minority interest	28,872	(12,744)	3,400	(78,063)
REORGANIZATION ITEMS, NET	1,202	1,213	2,412	3,784
INCOME TAX PROVISION (BENEFIT)	7,947	(2,947)	30,859	1,924
MINORITY INTEREST	414	234	1,332	478

Net income (loss)	$19,309	$(11,244)	$(31,203)	$(84,249)

EARNINGS (LOSS) PER SHARE
Basic	$0.26	$(0.18)	$(0.47)	$(2.15)

Diluted	$0.25	$(0.18)	$(0.47)	$(2.15)

WEIGHTED AVERAGE SHARES
Basic	75,088	61,167	66,043	39,157

Diluted	79,655	61,167	66,043	39,157

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per-share data)

	December 31, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$71,172	$76,211
Receivables, net of allowance for doubtful accounts of $34,720 and $28,624	762,477	639,115
Inventories	590,994	411,554
Prepaid expenses and other	19,461	20,224
Deferred financing costs, net	5,017	3,411
Deferred income taxes	27,987	19,030

Total current assets	1,477,108	1,169,545

Property, plant and equipment, net	650,521	649,015

Other assets:
Other intangibles, net	198,920	191,762
Investments in affiliates	6,535	5,282
Deferred financing costs, net	18,725	12,908
Deferred income taxes	52,909	67,006
Other	21,520	24,706

Total other assets	298,609	301,664

Total assets	$2,426,238	$2,120,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$19,681	$13,951
Current maturities of long-term debt	9,482	3,996
Accounts payable	439,365	360,278
Accrued expenses	341,690	299,157
Warrants liability	4,103	5,297

Total current liabilities	814,321	682,679
Long-term debt	737,060	666,507
Noncurrent retirement obligations	246,583	263,290
Deferred income tax liability	49,066	41,232
Other noncurrent liabilities	141,828	121,433

Total liabilities	1,988,858	1,775,141

Commitments and contingencies (Note 10)
Minority interest	17,247	14,560

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 and 100,000 shares authorized, 75,237 and 60,676 shares issued and outstanding	752	607
Additional paid-in capital	1,103,456	1,008,481
Accumulated deficit	(780,923)	(745,534)
Accumulated other comprehensive income	96,848	66,969

Total stockholders’ equity	420,133	330,523

Total liabilities and stockholders’ equity	$2,426,238	$2,120,224

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended
	December 31, 2007	December 31, 2006
Cash Flows From Operating Activities:
Net loss	$(31,203)	$(84,249)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	75,338	90,152
Unrealized (gain) loss on warrants	(1,194)	585
Net loss on asset sales / impairments	151	16,699
Deferred income taxes	14,257	(879)
Provision for doubtful accounts	6,591	6,749
Non-cash stock compensation	4,091	1,814
Reorganization items, net	2,412	3,784
Minority interest	1,332	478
Amortization of deferred financing costs	3,585	2,535
Loss on early extinguishment of debt	21,342	—
Changes in assets and liabilities —
Receivables	(81,989)	28,573
Inventories	(147,115)	(12,670)
Prepaid expenses and other	1,641	(8,898)
Payables	53,220	(23,863)
Accrued expenses	34,335	3,143
Noncurrent liabilities	(31,574)	(47,679)
Other, net	(19,042)	(11,326)

Net cash used in operating activities	(93,822)	(35,052)

Cash Flows From Investing Activities:
Capital expenditures	(39,285)	(28,978)
Proceeds from sales of assets	3,685	3,385

Net cash used in investing activities	(35,600)	(25,593)

Cash Flows From Financing Activities:
Increase in short-term borrowings	3,419	3,106
Increase (decrease) in borrowings under Senior Secured Credit Facility	50,856	(27,654)
Increase (decrease) in other debt	7,721	(2,441)
Financing costs and other	(31,736)	—
Net proceeds from rights offerings and private equity sale	90,998	117,871

Net cash provided by financing activities	121,258	90,882

Effect of Exchange Rate Changes on Cash and Cash Equivalents	3,125	2,212

Net (Decrease) Increase In Cash and Cash Equivalents	(5,039)	32,449
Cash and Cash Equivalents, Beginning of Period	76,211	32,161

Cash and Cash Equivalents, End of Period	$71,172	$64,610

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period -
Interest	$41,635	$45,709
Income taxes (net of refunds)	$12,763	$6,973

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$22.2	$14.0	$13.7	$4.0	$(34.6)	$19.3

Interest expense, net	—	—	—	—	21.7	21.7

Income tax provision	—	—	—	—	7.9	7.9

EBIT	22.2	14.0	13.7	4.0	(5.0)	48.9

Depreciation and amortization	7.5	6.7	2.2	7.3	1.0	24.7

Take Charge	0.7	—	—	2.1	—	2.8

Reorganization items, net	—	—	—	—	1.2	1.2

Restructuring	0.7	0.6	—	0.3	—	1.6

Currency remeasurement loss (gain)	—	0.4	0.1	—	(6.5)	(6.0)

Minority interest	—	—	—	—	0.4	0.4

Loss (gain) on sale/impairment of assets	—	—	—	0.1	(0.1)	—

Other, principally non cash stock compensation expense	—	0.1	—	(0.1)	1.4	1.4

Adjusted EBITDA	$31.1	$21.8	$16.0	$13.7	$(7.6)	$75.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$17.1	$(8.2)	$5.8	$3.7	$(29.6)	$(11.2)

Interest expense, net	—	—	—	—	22.8	22.8

Income tax provision (benefit)	—	—	—	—	(3.0)	(3.0)

EBIT	17.1	(8.2)	5.8	3.7	(9.8)	8.6

Depreciation and amortization	7.2	8.1	2.3	8.9	3.2	29.7

Take Charge	0.0	0.0	0.0	2.6	0.0	2.6

Reorganization items, net	—	—	—	—	1.2	1.2

Restructuring	1.3	1.8	0.1	3.2	-0.1	6.3

Currency remeasurement loss (gain)	0.4	—	(0.3)	(0.1)	(6.4)	(6.4)

Minority interest	—	—	—	—	0.3	0.3

Unrealized loss on revaluation of warrants	—	—	—	—	1.3	1.3

Loss (gain) on sale/impairment of assets	0.2	9.2	0.1	0.2	0.1	9.8

Other, principally non cash stock compensation expense	(0.1)	(0.1)	(0.1)	0.2	0.8	0.7

Adjusted EBITDA	$26.1	$10.8	$7.9	$18.7	$(9.4)	$54.1

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$55.9	$17.9	$29.3	$(0.2)	$(134.1)	$(31.2)

Interest expense, net	—	—	—	—	64.3	64.3

Income tax provision	—	—	—	—	30.9	30.9

EBIT	55.9	17.9	29.3	(0.2)	(38.9)	64.0

Depreciation and amortization	22.2	20.4	6.7	21.7	4.3	75.3

Loss on early extinguishment of debt	—	—	—	—	21.3	21.3

Take Charge	2.9	1.9	—	3.6	—	8.4

Reorganization items, net	—	—	—	—	2.4	2.4

Restructuring	1.6	2.9	—	1.7	0.1	6.3

Currency remeasurement loss (gain)	(0.1)	(0.1)	1.2	(0.1)	(19.1)	(18.2)

Minority interest	—	—	—	—	1.3	1.3

Unrealized gain on revaluation of warrants	—	—	—	—	(1.2)	(1.2)

Loss (gain) on sale/impairment of assets	0.6	0.1	0.9	(1.4)	—	0.2

Other, principally non cash stock compensation expense	0.1	—	—	—	4.1	4.2

Adjusted EBITDA	$83.2	$43.1	$38.1	$25.3	$(25.7)	$164.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$18.1	($21.5)	$18.6	$6.2	($105.6)	($84.2)

Interest expense, net	—	—	—	—	67.7	67.7

Income tax provision	—	—	—	—	1.9	1.9

EBIT	18.1	(21.5)	18.6	6.2	(36.0)	(14.6)

Depreciation and amortization	21.4	24.6	7.0	27.0	10.2	90.2

Take Charge	1.0	0.3	—	2.6	0.1	4.0

Reorganization items, net	—	—	—	—	3.8	3.8

Restructuring	8.0	7.9	0.5	5.5	0.3	22.2

Other restructuring costs included in cost of sales and general and administrative expenses	0.4	—	—	—	(0.3)	0.1

Currency remeasurement loss (gain)	0.5	—	0.1	(0.1)	(11.1)	(10.6)

Minority interest	—	—	—	—	0.5	0.5

Unrealized loss on revaluation of warrants	—	—	—	—	0.6	0.6

Loss (gain) on sale/impairment of assets	7.1	9.5	—	—	0.1	16.7

Other, principally non cash stock compensation expense	(0.1)	(0.1)		0.2	1.8	1.8

Adjusted EBITDA	$56.4	$20.7	$26.2	$41.4	($30.0)	$114.7

EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY08 Q3 NET SALES AND ADJUSTED EBITDA BY SEGMENT

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
Q3 FY08

Net sales	$289.9	$360.3	$84.2	$307.7	—	$1,042.1

Adjusted EBITDA	$31.1	$21.8	$16.0	$13.7	($7.6)	$75.0

Q3 FY07

Net sales	$234.3	$236.6	$61.7	$237.1	—	$769.7

Adjusted EBITDA	$26.1	$10.8	$7.9	$18.7	($9.4)	$54.1

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
Q3 YTD FY08

Net sales	$816.7	$829.5	$222.5	$797.7	—	$2,666.4

Adjusted EBITDA	$83.2	$43.1	$38.1	$25.3	($25.7)	$164.0

Q3 YTD FY07

Net sales	$676.5	$606.3	$199.7	$650.7	—	$2,133.2

Adjusted EBITDA	$56.4	$20.7	$26.2	$41.4	($30.0)	$114.7